UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2013

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Retirement of Stewart Zimmerman.  As previously disclosed, Stewart Zimmerman will be retiring as chief executive officer of MFA Financial, Inc. (“MFA” or the “Company”) at the end of 2013 after having served as MFA’s CEO since 1997.  Concurrent with his retirement as CEO, Mr. Zimmerman will also be resigning from MFA’s Board of Directors, effective at the close of business on December 31, 2013.  Mr. Zimmerman has been a member of the MFA Board since 1997 and Chairman of the Board since 2003.  A copy of the press release reporting on Mr. Zimmerman’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 17, 2013, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Bylaws (the “Amended Bylaws”), effective January 1, 2014.  The following is a summary of the principal changes effected by adoption of the Amended Bylaws:

Article I.  Meetings of Stockholders

Procedures for Calling and Holding Special Meetings of Stockholders.  The Amended Bylaws decrease the threshold required for stockholders to request a special meeting from a majority of all the votes entitled to be cast at the meeting to 25% of all the votes entitled to be cast at the meeting.

Informal Action by Stockholders.  To conform to the Maryland General Corporation Law, the Amended Bylaws remove a requirement that, in connection with any stockholder action by unanimous consent, the Company obtain a waiver of any right to dissent from each stockholder entitled to notice of a meeting of stockholders but not entitled to vote at the meeting.

Advance Notice of Director Nominations and New Business Proposals from Stockholders.  The Amended Bylaws expand the information required to be provided by a stockholder making a proposal to include information about any substantial interest of such stockholder in the Company, any proposed director nominee and persons controlling, or acting in concert with, such stockholder (other than an interest shared on a pro rata basis by all other stockholders of the same class or series of stock of the Company).

Article II.  Board of Directors

Resignation of Directors.  The Amended Bylaws clarify the procedures by which directors may resign from the Board.

Article IV.  Officers

Chairman of the Board and Chief Executive Officer.  The Amended Bylaws clarify that the Chairman of the Board does not automatically serve as Chief Executive Officer, and that the Chairman may be an executive or non-executive of the Company.

Article X.  Exclusive Forum for Certain Litigation

The Amended Bylaws provide that, unless the Board agrees otherwise, derivative claims, breach of director or officer duty claims, claims pursuant the Maryland General Corporation Law or the Company’s charter and Bylaws and claims governed by the internal affairs doctrine be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

General

In addition to the amendments described above, the Amended Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law and (3) make various technical corrections and non-substantive changes.

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A copy of the Amended Bylaws is attached hereto as Exhibit 3.1. The above description of the principal amendments to the Company’s bylaws is a summary only and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is incorporated by reference into this Item 5.03.

Item 7.01              Regulation FD Disclosure

On December 18, 2013, MFA announced that the Company’s Board has appointed George H. Krauss, the Company’s Lead Director, to serve as non-executive Chairman of the Board, effective January 1, 2014.  Mr. Krauss has been a member of the MFA Board since 1997 and the Company’s Lead Director since May 2012.  A copy of the press release reporting on Mr. Krauss’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

3.1                              Amended and Restated Bylaws of MFA Financial, Inc., effective January 1, 2014

99.1        Press Release, dated December 18, 2013, of MFA Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
		Name:	Harold E. Schwartz
		Title:	Senior Vice President and
General Counsel

Date: December 18, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MFA Financial, Inc., effective January 1, 2014

99.1	Press Release, dated December 18, 2013, of MFA Financial, Inc.